Exhibit 99.4

Consolidated financial statements of

SkyWave Mobile

Communications Inc.

As at December 31, 2013 and 2012 and for the periods ended

December 31, 2013, 2012 and 2011

SkyWave Mobile Communications Inc.

December 31, 2013, 2012 and 2011

Table of contents

Independent Auditor’s Report	1-2

Consolidated statements of income and total comprehensive income	3

Consolidated statements of financial position	4

Consolidated statements of changes in shareholders’ equity	5

Consolidated statements of cash flows	6

Notes to the consolidated financial statements	7-32

Deloitte LLP
515 Leggett Drive,
Suite 400
Ottawa ON K2K 3G4
Canada

Tel: 613-236-2442
Fax: 613-236-2195
www.deloitte.ca

Independent Auditor’s Report

To the Directors of

SkyWave Mobile Communications Inc.

We have audited the accompanying consolidated financial statements of SkyWave Mobile Communications Inc. and its subsidiaries (the “Company”), which comprise the consolidated statements of financial position as at December 31, 2013 and 2012 and the related consolidated statements of income and total comprehensive income, consolidated statements of changes in shareholders’ equity and consolidated statements of cash flows for the years ended December 31, 2013, 2012 and 2011, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risk of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Company’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of SkyWave Mobile Communications Inc. and its subsidiaries as of December 31, 2013 and 2012, and the results of their operations and their cash flows for the years ended December 31, 2013, 2012 and 2011 in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board.

/s/ Deloitte LLP

Chartered Professional Accountants, Chartered Accountants

Licensed Public Accountants

November 6, 2014

SkyWave Mobile Communications Inc.

Consolidated statements of income and total comprehensive income years ended December 31, 2013, 2012 and 2011

(U.S. dollars)

	2013	2012	2011
	$	$	$
Revenue (Note 5)	57,963,531	53,718,846	45,649,829
Cost of sales (Notes 6, 7 and 8)	31,123,411	29,812,049	24,433,806

Gross margin	26,840,120	23,906,797	21,216,023

Expenses
General and administrative (Notes 7 and 8)	2,275,789	2,480,191	2,435,685
Sales and marketing (Notes 7 and 8)	10,780,372	10,964,437	9,381,268
Engineering, research and development (Notes 7, 8 and 9)	8,698,803	9,268,849	9,513,944

	21,754,964	22,713,477	21,330,897

Earnings (loss) before other income (expense)	5,085,156	1,193,320	(114,874)

Other income (expense)
Interest income	573,055	744,297	1,057,624
Interest expense	(395,534)	(547,651)	(708,273)
Adjustment to airtime credits payable (Note 10)	172,274	449,443	1,392,771
Adjustment to fair value of warrants	41,539	38,856	57,296
Other income	15,244	40,995	—

	406,578	725,940	1,799,418

Net income before taxes	5,491,734	1,919,260	1,684,544
Income tax expense (recovery) (Note 9)	525,502	(6,011,599)	—

Income and total comprehensive income	4,966,232	7,930,859	1,684,544

The accompanying notes to the consolidated financial statements are an integral part of these consolidated financial statements.

SkyWave Mobile Communications Inc.

Consolidated statements of financial position

as at December 31, 2013 and 2012

(U.S. dollars)

	2013	2012
	$	$
Assets
Current assets
Cash and cash equivalents	35,230,392	27,620,283
Amounts receivable (Notes 11 and 12)	14,724,301	14,197,827
Investment tax credits receivable	791,000	818,242
Inventories (Note 6)	1,674,036	1,978,018
Prepaid expenses	413,170	373,362
Current portion of long-term receivable (Note 13)	1,083,273	1,083,263

	53,916,172	46,070,995

Property and equipment (Note 14)	4,708,009	5,796,486
Intangible assets (Note 15)	7,991,581	9,412,757
Goodwill	819,522	819,522
Long-term receivable (Note 13)	463,475	1,054,755
Deferred tax assets (Note 9)	5,488,566	6,013,119
Other assets (Note 16)	786,287	871,416

	74,173,612	70,039,050

Liabilities
Current liabilities
Accounts payable and accrued liabilities	9,590,111	9,238,245
Provisions (Note 17)	651,110	707,148
Deferred revenue	231,805	484,353
Airtime credits payable (Notes 10 and 12)	806,710	890,812
Loan payable (Notes 12 and 18)	264,617	282,883

	11,544,353	11,603,441

Warrants (Note 19)	676,247	717,785
Airtime credits payable (Notes 10 and 12)	195,951	965,494
Deferred leasing costs	1,313,500	1,425,033
Loan payable (Notes 12 and 18)	2,292,653	2,573,608

	16,022,704	17,285,361

Shareholders’ equity
Share capital (Note 22)	82,786,884	82,764,661
Share-based reserve (Note 22)	3,351,885	2,943,121
Deficit	(27,987,861)	(32,954,093)

	58,150,908	52,753,689

	74,173,612	70,039,050

Approved by the Board
/s/ Pui-ling Chan	Director

/s/ Jacques Perreault	Director

The accompanying notes to the consolidated financial statements are an integral part of these consolidated financial statements.

SkyWave Mobile Communications Inc.

Consolidated statements of changes in shareholders’ equity

years ended December 31, 2013, 2012 and 2011

(U.S. dollars)

		Share-based		Shareholders’
	Share capital	reserve	Deficit	equity
	$	$	$	$
Balance, December 31, 2010	82,730,341	1,970,554	(42,569,496)	42,131,399

Income and total comprehensive income	—	—	1,684,544	1,684,544
Share-based payments	—	563,634	—	563,634
Share options exercised	8,301	—	—	8,301

Balance, December 31, 2011	82,738,642	2,534,188	(40,884,952)	44,387,878

		Share-based		Shareholders’
	Share capital	reserve	Deficit	equity
	$	$	$	$
Balance, December 31, 2011	82,738,642	2,534,188	(40,884,952)	44,387,878

Income and total comprehensive income	—	—	7,930,859	7,930,859
Share-based payments	—	417,837	—	417,837
Share options exercised	26,019	(8,904)	—	17,115

Balance, December 31, 2012	82,764,661	2,943,121	(32,954,093)	52,753,689

		Share-based		Shareholders’
	Share capital	reserve	Deficit	equity
	$	$	$	$
Balance, December 31, 2012	82,764,661	2,943,121	(32,954,093)	52,753,689

Income and total comprehensive income	—	—	4,966,232	4,966,232
Share-based payments	—	416,234	—	416,234
Share options exercised	22,223	(7,470)	—	14,753

Balance, December 31, 2013	82,786,884	3,351,885	(27,987,861)	58,150,908

The accompanying notes to the consolidated financial statements are an integral part of these consolidated financial statements.

SkyWave Mobile Communications Inc.

Consolidated statements of cash flows

years ended December 31, 2013, 2012 and 2011

(U.S. dollars)

	2013	2012	2011
	$	$	$
Operating activities
Income and total comprehensive income	4,966,232	7,930,859	1,684,544
Items not affecting cash
Deferred tax expense (recovery)	524,553	(6,013,119)	—
Amortization of property and equipment	1,502,208	1,361,233	934,177
Amortization of intangible assets	1,770,175	1,838,758	1,669,036
Loss (gain) on disposal of property and equipment	3,732	(40,995)	—
Unrealized foreign exchange (gain) loss	253,551	(485,878)	511,192
Valuation adjustment to airtime credits payable	(172,274)	(449,443)	(1,392,771)
Adjustment to fair value of warrants	(41,539)	(38,856)	(57,296)
Interest expense on airtime credits payable	240,567	394,671	594,728
Interest income on long-term receivable	(198,785)	(366,358)	(734,342)
Interest income on term receivables	(47,435)	(5,449)	—
Interest (income) expense on loan payable	(19,857)	176,406	(231,384)
Lease inducements	(125,929)	(119,526)	(49,096)
Deferred rent expense	14,396	239,206	—
Provision for warranty reserve	45,630	207,653	(355,799)
Provision for excess and obsolescence	159,618	522,902	—
Share-based payments	416,234	417,837	563,634
Changes in non-cash operating working capital items (Note 23)	(899,585)	(2,766,286)	(304,846)

	8,391,492	2,803,615	2,831,777

Investing activities
Purchase of property and equipment	(420,263)	(1,919,154)	(2,357,107)
Disposal of property and equipment for cash proceeds	2,800	60,000	—
Disposal (purchase) of other assets	85,129	214,225	(899,418)
Airtime credits paid	(921,938)	(1,051,955)	(2,628,440)
Purchase of intangibles net of investment tax credits	(348,999)	(610,166)	(874,227)

	(1,603,271)	(3,307,050)	(6,759,192)

Financing activities
(Repayment of) proceeds from loan payable	(279,365)	307,154	1,415,820
Airtime credits received	1,100,000	2,194,840	6,148,996
Issuance of common shares (Note 22)	14,753	17,115	8,301

	835,388	2,519,109	7,573,117

Net cash inflow	7,623,609	2,015,674	3,645,702
Effect of foreign exchange gain on cash and cash equivalents held in foreign currency	(13,500)	66,195	(2,285)
Cash and cash equivalents, beginning of year	27,620,283	25,538,414	21,894,997

Cash and cash equivalents, end of year	35,230,392	27,620,283	25,538,414

Components of cash and cash equivalents
Cash at bank	5,184,162	3,726,584	5,449,826
Cash equivalents	30,046,230	23,893,699	20,088,588

The accompanying notes to the consolidated financial statements are an integral part of these consolidated financial statements.

SkyWave Mobile Communications Inc.

Notes to the consolidated financial statements

Years ended December 31, 2013, 2012 and 2011

(U.S. dollars)

1.	Description of business

SkyWave Mobile Communications Inc. (the “Company”) was incorporated and is domiciled in Ontario, Canada. The registered office is located at 750 Palladium Drive, Suite 368, Ottawa, Ontario, Canada. The Company manufactures satellite communications transceivers and provides communication infrastructure to service providers worldwide enabling the deployment of satellite communication solutions.

2.	Basis of preparation

Statement of compliance

The consolidated financial statements have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”). The consolidated financial statements were authorized for issue by the Board of Directors on November 4, 2014.

Basis of measurement and presentation

The audited consolidated financial statements have been prepared mainly under the historical cost convention. Historical cost is generally based upon the fair value of the consideration given in exchange for assets.

Fair value is the price that would be received to sell an asset or paid to settle a liability in an orderly transaction between market participants at the measurement date, regardless of whether that price is directly observable or estimated using another technique. In estimating the fair value of an asset or liability, the Company takes into account the characteristics of the asset or liability at the measurement date. Other measurement bases used are described in financial instruments policy in Note 3.

For financial reporting purposes, the fair value measurements are categorized into Level 1, 2 or 3 based on the degree to which the inputs to the fair value measurements are observable and the significance of the inputs to the fair value measurement in its entirety, which are described as follows:

•	Level 1 inputs are quoted market prices (unadjusted) in active markets for identical assets or liabilities that the entity can access at the measurement date;

•	Level 2 inputs are inputs, other than quoted market prices within Level 1, that are observable for the asset or liability, either directly or indirectly; and

•	Level 3 inputs are unobservable inputs for the asset or liability.

Presentation of the consolidated Statement of Financial Position differentiates between current and non-current assets and liabilities. The consolidated Statement of Income and Total Comprehensive Income is presented using the function classification for expenses.

Functional and presentation currency

These consolidated financial statements are presented in United States (U.S.) dollars, which is the functional currency for the Company and its subsidiaries.

The preparation of the consolidated financial statements in conformity with IFRS requires management to make judgments, estimates and assumptions that affect the application of accounting policies and the reported amounts of assets, liabilities, income and expenses. Actual results may differ from these estimates.

Use of judgments and estimates

Estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates or assumptions are recognized in the period in which the estimates are revised and in any future periods affected.

SkyWave Mobile Communications Inc.

Notes to the consolidated financial statements

Years ended December 31, 2013, 2012 and 2011

(U.S. dollars)

2.	Basis of preparation (continued)

Use of judgments and estimates (continued)

The determination of functional currency and level of impairment testing and cash generating units and allocation of corporate assets to those cash generating units are matters of judgment. In addition since deferred tax assets are recognized only to the extent it is considered probable those assets will be recoverable this involves an assessment of when those deferred tax assets are likely to be realized and a judgment as to whether or not there will be sufficient taxable profits available to offset the tax assets when they do reverse.

Significant management estimates include: determination of the selling price that would be achieved in stand-alone transactions for allocating revenue in multiple element arrangements, allowance for doubtful accounts; measurement of long-term receivable; goodwill and intangible asset impairment testing; measurement of deferred airtime credits payable; useful lives of assets; recognition of deferred income; assumptions used in estimating tax assets; assumptions used in estimating stock-based payments; and assumptions used in estimating investment tax credits receivable and deferred income taxes. Receipt of investment tax credits is dependent on the Canada Revenue Agency’s review and acceptance of the eligibility of expenditures.

3.	Significant accounting policies

a. Basis of consolidation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. Subsidiaries are entities controlled by the Company. The financial statements of subsidiaries are included in the consolidated financial statements from the date that control commences until the date that control ceases. The accounting policies of subsidiaries align them with the policies adopted by the Company. All intercompany transactions have been eliminated.

b. Cash and cash equivalents

The Company considers cash equivalents to include highly liquid investments with original maturities of three months or less.

c. Inventories

Raw materials, finished goods and work in process are valued at the lower of cost and net realizable value. Cost is determined on a first in, first out basis.

Provisions for excess and obsolete inventory are made in the period in which management determines the inventory to be in excess or obsolete.

d. Property and equipment

The Company had chosen the cost model for all classes of property and equipment and, therefore, assets have been stated at cost less accumulated amortization. Amortization is provided on a straight-line basis at the following terms:

Computer equipment	3 years
Office furniture	5 years
Production equipment	5 years
Research and development equipment	3 years

Access control and signal equipment (IsatM2M, IsatData Pro, DGS) is amortized on a straight-line basis over the estimated useful life of the equipment of 10 to 15 years.

Leasehold improvements are amortized on a straight-line basis over the shorter of the lease term or their estimated useful lives.

SkyWave Mobile Communications Inc.

Notes to the consolidated financial statements

Years ended December 31, 2013, 2012 and 2011

(U.S. dollars)

3.	Significant accounting policies (continued)

d. Property and equipment (continued)

Business software and licenses for a computer-controlled machine tool that are an integral part of the related hardware are classified as property and equipment and are amortized on a straight-line basis over the shorter of three years, or, in the case of a license, the term of the license.

e. Intangible assets

Customer base represents the acquired customer base of GlobalWave, a division of TransCore Link Logistics that was acquired in 2009. This customer base is amortized on a straight-line basis over its expected useful life of seven years.

Licensing costs represent the cost of obtaining licenses and approvals to offer satellite services and hardware in various jurisdictions. The costs are amortized on a straight-line basis over the expected useful life of the license.

Business software and licenses that are not an integral part of related hardware are classified as intangible assets. The cost of such software and licenses is amortized on a straight-line basis over the shorter of three years, or, in the case of a license, the term of the license.

Satellite network system (IsatM2M) represent costs related to the development of the IsatM2M network which is used for the direct provision of network capacity and services. These intangible assets are amortized on a straight-line basis over the expected useful life of the asset of ten years.

Satellite network system (DGS) represent the GlobalWave satellite infrastructure purchased from TransCore Link Logistics in July 2009. This infrastructure is used for the direct provision of network capacity and services on a proprietary system. These intangible assets are amortized on a straight-line basis over the expected useful life of the asset of eight years.

Satellite network system (IsatData Pro) represent costs related to the development of the IsatData Pro network. These intangible assets are amortized on a straight-line basis over the expected useful life of the asset of fifteen years.

f. Impairment of long-lived assets

The Company assesses whether there is any indication that a long lived asset, including property and equipment and intangibles subject to amortization, may be impaired at the end of each reporting period. If such indication exists, the Company estimates the recoverable amount of the asset. Intangible assets with an indefinite useful life, intangible assets that are not yet available for use, and goodwill acquired in a business combination are tested for impairment annually or at the end of the reporting period if there is an indication of impairment. Where it is not possible to estimate the recoverable amount of an individual asset, the Company estimates the recoverable amount of the cash-generating unit (CGU) to which the asset belongs. Where the carrying amount of an asset or CGU exceeds its recoverable amount, the asset is considered to be impaired and is written down to its recoverable amount. The recoverable amount is the higher of its fair value less costs to sell and its value in use. Impairment losses of continuing operations are recognized in the Consolidated Statement of Income and Total Comprehensive Income in those expense categories consistent with the function of the impaired asset.

For assets excluding goodwill, an annual assessment is made as to whether there is any indication that previously recognized impairment losses may no longer exist or may have decreased. If such indication exists, the Company estimates the asset’s or cash-generating unit’s recoverable amount. A previously recognized impairment loss is reversed only if there has been a change in the assumptions used to determine the asset’s recoverable amount since the last impairment loss was recognized. The reversal is limited so that the carrying amount of the asset does not exceed its recoverable amount, nor exceed the carrying amount that would have been determined, net of amortization, had no impairment loss been recognized for the asset in prior years. Such reversal is recognized in the Consolidated Statement of Income and Total Comprehensive Income.

SkyWave Mobile Communications Inc.

Notes to the consolidated financial statements

Years ended December 31, 2013, 2012 and 2011

(U.S. dollars)

3.	Significant accounting policies (continued)

g. Goodwill

Goodwill arising in a business combination is recognized as an asset at the date that control is acquired (the acquisition date). Goodwill represents the excess of the purchase price over fair value of the net identifiable assets of acquired businesses. Goodwill is not amortized, but rather it is periodically assessed for impairment. The Company performs tests for impairment on an annual basis on October 1 or more frequently when an event or circumstance indicates that goodwill may be impaired.

Impairment is determined for goodwill by assessing the recoverable amount of each cash-generating unit (or group of cash-generating units) to which the goodwill relates. Where the recoverable amount of the cash generating unit is less than its carrying amount, an impairment loss is recognized. Impairment losses relating to goodwill cannot be reversed in future periods. Where goodwill forms part of a cash-generating unit and part of the operation within that unit is disposed of, the goodwill associated with the operation disposed of is included in the carrying amount of the operation when determining the gain or loss on disposal of the operation. Goodwill disposed of in this circumstance is measured based on the relative values of the operation disposed of and the portion of the cash-generating unit retained.

Determining whether goodwill and intangible assets are impaired requires an estimation of the value in use of the cash-generating units to which these assets have been allocated. The value in use calculation requires management to estimate the future cash flows expected to arise from the cash-generating unit and a suitable discount rate in order to calculate present value. In preparing its estimated cash flow the Company estimates are based on industry growth rates for revenue, factoring in the Company’s position within that industry. After establishing a revenue growth rate the Company estimates the impact of that growth on its fixed and variable costs and applies an appropriate growth factor to those cash outflows. Finally, the Company discounts the cash flow using a pre-tax discount rate that has historically been approximately 30% - 40%. The discount rate is established taking into consideration the equity risk premium, risk free rate, premium for size and includes a premium for other business risks.

h. Revenue recognition

Revenue from product sales is recognized when the goods are shipped and collectibility is reasonably assured. A provision for potential warranty claims is provided for at the time of sale, based on warranty terms and prior claims experience. Rebates to customers are estimated based on the likelihood of occurrence and are netted against the associated revenues.

Revenue from service airtime is recognized based on actual usage.

Contract revenue is accounted for under the percentage-of-completion method based on the ratio of actual costs incurred to estimated total costs at completion. Losses are recognized when known. Revenue earned but not yet billed at year-end is included in unbilled revenue. Billings in excess of revenue earned are recorded as deferred revenue.

For contracts with multiple elements (i.e., products and/or service airtime), the elements of the contract are recognized when the respective revenue recognition criteria have been met. The difference between the total contract fee and the amount deferred for the undelivered elements is recognized as revenue related to the delivered elements. The fair value of undelivered elements is generally obtained from contracts where these elements have been sold separately on a stand-alone basis.

SkyWave Mobile Communications Inc.

Notes to the consolidated financial statements

Years ended December 31, 2013, 2012 and 2011

(U.S. dollars)

3.	Significant accounting policies (continued)

i. Research and development

Research costs are charged to earnings in the period in which they are incurred. Development expenditures are capitalized only if the development costs can be measured reliably, the product or process is technically and commercially feasible, future economic benefits are probable, and the Company intends to and has sufficient resources to complete development and to use or sell the asset. The expenditures capitalized include the cost of materials, direct labour, overhead costs that are directly attributable to preparing the asset for its intended use, and borrowing costs on qualifying assets for which the commencement date for capitalization is on or after January 1, 2010. Other development expenditures are charged to earnings in the period in which they are incurred.

Capitalized development expenditures are measured at cost less accumulated amortization and accumulated impairment losses.

j. Stock option plan

The Company has an employee stock option plan. Stock options granted are accounted for using the fair value method to measure compensation expense at the date of the grant of the stock options to the employees and others providing similar services. Details regarding the determination of the fair value of share-based payment transactions are set out in the share capital note. For stock options granted to non-employees, the compensation expense is measured under the fair value based method at the fair value of the goods and services received except where the fair value cannot be estimated in which case it is measured at the fair value of the equity instruments granted. The fair value of stock-based payments to non-employees is periodically re-measured until counterparty performance is complete, and any change therein is recognized over the period and in the same manner as if the Company had paid cash instead of paying with or using equity instruments. The cost of stock-based payments to employees and non-employees that are fully vested and non-forfeitable at the grant date is measured and recognized at that date.

k. Deferred income tax assets, income taxes and investment tax credits

The Company follows the asset and liability method for accounting for income taxes. Under this method, deferred income taxes are recognized for the future income tax consequences attributable to differences between the financial statement carrying values of existing assets and liabilities and their respective income tax bases (temporary differences). Changes in the net deferred tax asset or liability are included in the Statement of Income and Total Comprehensive Income.

Deferred tax assets and liabilities are measured using enacted or substantively enacted tax rates expected to apply to taxable income in the years in which temporary differences are expected to be recovered or settled. The effect on deferred income tax assets and liabilities of a change in tax rates is included in income in the period of the substantive enactment date. The Company recognizes deferred income tax assets to the extent it is probable the future tax profits will be available against which they can be utilized. Management considers the likelihood of future profitability, the character of the tax assets and any applicable tax planning strategies to make this assessment.

Unrecognized deferred tax assets are reassessed at each reporting date and are recognized to the extent that it has become probable that future taxable profits will allow the deferred tax asset to be recovered.

The investment tax credits receivable are recoverable from the Government of Canada under the Scientific Research and Experimental Development (“SR&ED”) Incentive Program as a reduction in income taxes otherwise payable. The refundable credits are presented as a reduction of the research and development expenses to which they relate. The non-refundable credits are presented as a reduction of income tax expense. The amounts claimed under the program represent management’s best estimate based on research and development costs incurred. Realization is subject to government approval. Any adjustment to the amounts claimed will be recognized in the year in which the adjustment occurs.

SkyWave Mobile Communications Inc.

Notes to the consolidated financial statements

Years ended December 31, 2013, 2012 and 2011

(U.S. dollars)

3.	Significant accounting policies (continued)

l. Foreign currency translation

Monetary assets and liabilities denominated in currencies other than U.S. dollars are translated at the exchange rates in effect at the balance sheet date. Revenue and expenses in foreign currencies are translated at the exchange rates in effect on the transaction date. Realized and unrealized exchange gains and losses are included in the Statement of Income and Total Comprehensive Income.

m. Leases

Leases are classified as an operating lease whenever the terms of the lease do not transfer substantially all of the risks and rewards of ownership to the lessee. Lease payments are recognized as an expense on a straight-line basis over the lease term, except where another systematic basis is more representative of the time pattern in which the economic benefits are consumed.

Lease inducements that are received to enter into operating leases are recognized as a liability. The benefit of such inducements is recognized as a reduction of the rental expense over the term of the operating lease.

n. Financial instruments

Financial assets

The Company initially recognizes loans and receivables and deposits on the date that they are originated. All other financial assets (including assets designated at fair value through profit or loss) are recognized initially on the trade date at which the Company becomes a party to the contractual provisions of the instrument.

The Company derecognizes a financial asset when the contractual rights to the cash flows from the asset expire, or it transfers the rights to receive the contractual cash flows on the financial asset in a transaction in which substantially all the risks and rewards of ownership of the financial asset are transferred. Any interest in transferred financial assets that is created or retained by the Company is recognized as a separate asset or liability.

The Company classifies its financial assets into financial assets at fair value through profit or loss or loans and receivables.

A financial asset is classified at fair value through profit or loss if it is classified as held for trading or is designated as such upon initial recognition. Financial assets are designated at fair value through profit or loss if the Company manages such investments and makes purchase and sale decisions based on their fair value in accordance with the Company’s documented risk management or investment strategy. Financial assets at fair value through profit or loss are measured at fair value, and changes therein are recognized in profit or loss.

Loans and receivables are financial assets with fixed or determinable payments that are not quoted in an active market. Such assets are recognized initially at fair value. Subsequent to initial recognition loans and receivables are measured at amortized cost using the effective interest method, less any impairment losses.

SkyWave Mobile Communications Inc.

Notes to the consolidated financial statements

Years ended December 31, 2013, 2012 and 2011

(U.S. dollars)

3.	Significant accounting policies (continued)

n. Financial instruments (continued)

Financial liabilities

The Company initially recognizes debt securities issued and subordinated liabilities on the date that they are originated. All other financial liabilities (including liabilities designated at fair value through profit or loss) are recognized initially on the trade date at which the Company becomes a party to the contractual provisions of the instrument.

The Company derecognizes a financial liability when its contractual obligations are discharged or cancelled or expire.

The Company classifies its financial liabilities as either financial liabilities at fair value through profit or loss or other liabilities.

Financial liabilities are recognized initially at fair value. Subsequent to initial recognition other liabilities are measured at amortized cost using the effective interest rate method. Financial liabilities at fair value are stated at fair value with changes being recognized in the profit and loss.

Derivative financial instruments

Derivative financial instruments consist of forward exchange contacts utilized by the Company in the management of its foreign currency exposures and warrants issued with exercise prices denominated in Canadian dollars as the Company will receive a variable amount of cash in their functional currency of U.S. dollars when warrants are exercised. Derivative financial instruments that do not qualify for hedge accounting are recorded in the consolidated Statement of Financial Position at fair value with changes in fair value recognized in net earnings. The Company does not use derivative financial instruments for speculative purposes.

A derivative with a positive fair value is recognized as a financial asset whereas a derivative with a negative fair value is recognized as a financial liability. A derivative is presented as a non-current asset or a non-current liability if the remaining maturity of the instrument is more than 12 months and it is not expected to be realised or settled within 12 months. Other derivatives are presented as current assets or current liabilities.

Classification of financial instruments

The Company classifies its cash and cash equivalents as fair value through profit or loss, which are measured at fair value, with changes in fair value being recorded in net earnings. Amounts receivable and long-term receivable have been classified as loans and receivables, which are measured at amortized cost using the effective interest rate method. Accounts payables and accrued liabilities, airtime credits payable and loan payable have been classified as other financial liabilities, which are measured at amortized cost using the effective interest rate method. Derivative financial instruments are classified as fair value through profit or loss.

Effective interest method

The effective interest method is a method of calculating the amortized cost of a debt instrument and of allocating interest income or expense over the relevant period. The effective interest rate is the rate that exactly discounts estimated future cash receipts or payments (including all fees and points paid or received that form an integral part of the effective interest rate, transaction costs and other premiums or discounts) through the expected life of the debt instrument, or, where appropriate, a shorter period, to the net carrying amount on initial recognition.

SkyWave Mobile Communications Inc.

Notes to the consolidated financial statements

Years ended December 31, 2013, 2012 and 2011

(U.S. dollars)

3.	Significant accounting policies (continued)

n. Financial instruments (continued)

Transaction costs

Transaction costs that are directly attributable to the acquisition or issue of financial assets and financial liabilities (other than financial assets and financial liabilities at fair value through profit or loss) are added to or deducted from the fair value of the financial assets or financial liabilities, as appropriate, on initial recognition. Transaction costs directly attributable to the acquisition of financial assets or financial liabilities at fair value through profit or loss are recognized immediately in profit or loss.

Impairment of financial assets

Financial assets, other than those classified as fair value through profit or loss, are assessed for indicators of impairment at the end of each reporting period. Financial assets are considered to be impaired when there is objective evidence that, as a result of one or more events that occurred after the initial recognition of the financial asset, the estimated future cash flows of the investment have been affected.

o. Onerous contracts

Present obligations arising under onerous contracts are recognized and measured as provisions. An onerous contract is considered to exist where the Company has a contract under which the unavoidable costs of meeting the obligations under the contract exceed the economic benefits expected to be received under it.

p. Government grants

Government grants are not recognized until there is reasonable assurance that the Company will comply with the conditions attached to it, and the grant will be received.

The benefit of a government loan at below market rate is treated as a government grant measured at the difference between proceeds received and the fair value of the loan based on prevailing market rates and recorded in comprehensive income as a reduction of expenses when the funding is received.

The benefit of a non-repayable government grant is recorded in comprehensive income as a reduction of expenses.

4.	Changes in accounting policies

New and revised IFRS’s affecting amounts reported and/or disclosures in the consolidated financial statements

In the current year, the company adopted a number of new and revised IFRS’s issued by the IASB that are mandatorily effective for periods beginning on or after January 1, 2013.

IFRS 10, IFRS 11, IFRS 12, IAS 27 (as revised in 2011) and IAS 28 (as revised in 2011)

In May 2011, a package of five standards on consolidation, joint arrangements, associates and disclosures was issued, including IFRS 10, IFRS 11, IFRS 12, IAS 27 (as revised in 2011) and IAS 28 (as revised in 2011).

SkyWave Mobile Communications Inc.

Notes to the consolidated financial statements

Years ended December 31, 2013, 2012 and 2011

(U.S. dollars)

4.	Changes in accounting policies (continued)

New and revised IFRS’s affecting amounts reported and/or disclosures in the consolidated financial statements (continued)

IFRS 10, IFRS 11, IFRS 12, IAS 27 (as revised in 2011) and IAS 28 (as revised in 2011) (continued)

IFRS 10 Consolidated Financial Statements (“IFRS 10”) establishes principles for the presentation and preparation of consolidated financial statements when an entity controls one or more other entities. IFRS 10 replaces the consolidation requirements in SIC-12 Consolidation - Special Purpose Entities and IAS 27 Consolidated and Separate Financial Statements. IFRS 11 Joint Arrangements (“IFRS 11”) establishes principles for financial reporting by parties to a joint arrangement. IFRS 11 supersedes current IAS 31 Interests in Joint Ventures and SIC-13 Jointly Controlled Entities - Non-Monetary Contributions by Venturers. IFRS 12 Disclosure of Interests in Other Entities (“IFRS 12”) applies to entities that have an interest in a subsidiary, a joint arrangement, an associate or an unconsolidated structured entity.

The application of these 5 standards did not have an impact on the consolidated financial statements.

IFRS 13 - Fair Value Measurement (“IFRS 13”)

IFRS 13 defines fair value, sets out a single IFRS framework for measuring fair value and requires disclosures about fair value measurements. IFRS 13 applies to IFRS that require or permit fair value measurements or disclosures about fair value measurements, except in specified circumstances. The application of this standard did not have a material impact on the consolidated financial statements.

IFRS 7 - Disclosures - Offsetting Financial Assets and Financial Liabilities (“IFRS 7”)

The Company has applied the amendments to IFRS 7 for the first time in 2013. The amendments to IFRS 7 require entities to disclose information about rights of offset and related arrangements (such as collateral posting requirements) for financial instruments under an enforceable master netting agreement or similar arrangement.

The amendments have been applied retrospectively. As the Company does not have any netting arrangements in place, the application of this amendment has not had a material impact on the disclosures or the amounts recognized in the consolidated financial statements.

New and revised IFRS’s in issue but not yet effective

Amendments to IFRS 2 - Share-based Payments

In the second quarter of 2014, the IASB issued Amendments to IFRS 2, Share-based Payments. The amendments change the definitions of “vesting condition” and “market condition” in the Standard, and add definitions for “performance condition” and “service condition”. They also clarify that any failure to complete a specified service period, even due to the termination of an employee’s employment or a voluntary departure, would result in a failure to satisfy a service condition. This would result in the reversal, in the current period, of compensation expense previously recorded reflecting the fact that the employee failed to complete a specified service condition. These amendments are effective for transactions with a grant date on or after July 1, 2014. The Company is currently evaluating the impact of these amendments on its consolidated financial statements.

Amendments to IFRS 3 - Business Combinations (contingent consideration)

In the second quarter of 2014, the IASB issued Amendments to IFRS 3, Business Combinations. The amendments clarify the guidance in respect of the initial classification requirements and subsequent measurement of contingent consideration. This will result in the need to measure the contingent consideration at fair value at each reporting date, irrespective of whether it is a financial instrument or a non-financial asset or liability. Changes in fair value will need to be recognized in profit and loss. These amendments are effective for transactions with acquisition dates on or after July 1, 2014. The Company is currently evaluating the impact of these amendments on its consolidated financial statements.

SkyWave Mobile Communications Inc.

Notes to the consolidated financial statements

Years ended December 31, 2013, 2012 and 2011

(U.S. dollars)

4.	Changes in accounting policies (continued)

IFRS 15 - Revenue from Contracts and Customers

IFRS 15, Revenue from Contracts and Customers (“IFRS 15”) was issued by the IASB on May 28, 2014, and will replace IAS 18, Revenue, IAS 11, Construction Contracts, and related interpretations on revenue. IFRS 15 sets out the requirements for recognizing revenue that apply to all contracts with customers, except for contracts that are within the scope of the Standards on leases, insurance contracts and financial instruments. IFRS 15 uses a control based approach to recognize revenue which is a change from the risk and reward approach under the current standard. Companies can elect to use either a full or modified retrospective approach when adopting this standard and it is effective for annual periods beginning on or after January 1, 2017. The Company is currently evaluating the impact of IFRS 15 on its consolidated financial statements.

IFRS 9 - Financial Instruments

IFRS 9, Financial Instruments (“IFRS 9”) was issued by the IASB on July 24, 2014, and will replace IAS 39, Financial Instruments: Recognition and Measurement. IFRS 9 uses a single approach to determine whether a financial asset is measured at amortized cost or fair value, replacing multiple rules in IAS 39. The approach in IFRS 9 is based on how an entity manages its financial instruments in the context of its business model and the contractual cash flow characteristics of the financial assets. Two measurement categories continue to exist to account for financial liabilities in IFRS 9; fair value through profit or loss (“FVTPL”) and amortized cost. Financial liabilities held-for-trading are measured at FVTPL, and all other financial liabilities are measured at amortized cost unless the fair value option is applied. The treatment of embedded derivatives under the new standard is consistent with IAS 39 and is applied to financial liabilities and non-derivative host contracts not within the scope of this standard. The effective date for this standard is for annual periods beginning on or after January 1, 2018. The Company is currently evaluating the impact of IFRS 9 on its consolidated financial statements.

Amendments to IAS 16, Property, Plant and Equipment, and IAS 38, Intangible Assets: Clarification of Acceptable Methods of Depreciation and Amortization

On May 12, 2014, the IASB issued Amendments to IAS 16, Property, Plant and Equipment, and IAS 38, Intangible Assets. In issuing the amendments, the IASB has clarified that the use of revenue-based methods to calculate the depreciation of a tangible asset is not appropriate because revenue generated by an activity that includes the use of a tangible asset generally reflects factors other than the consumption of the economic benefits embodied in the asset. The IASB has also clarified that revenue is generally presumed to be an inappropriate basis for measuring the consumption of the economic benefits embodied in an intangible asset. This presumption for an intangible asset, however, can be rebutted in certain limited circumstances. The standard is to be applied prospectively for fiscal years beginning on or after January 1, 2016 with early application permitted. The Company is currently evaluating the impact of these amendments on its consolidated financial statements.

SkyWave Mobile Communications Inc.

Notes to the consolidated financial statements

Years ended December 31, 2013, 2012 and 2011

(U.S. dollars)

5.	Revenue

	2013	2012	2011
	$	$	$
Product	26,647,557	25,876,685	22,124,426
Service	31,015,072	27,767,361	22,809,803
Other	300,902	74,800	715,600

	57,963,531	53,718,846	45,649,829

6.	Inventories

Inventories consist of the following:

	2013	2012
	$	$
Raw materials	1,357,436	1,871,964
Work in progress	120,744	11,722
Finished goods	1,177,581	760,441

	2,655,761	2,644,127
Provision for excess and obsolete inventory	(981,725)	(666,109)

	1,674,036	1,978,018

The cost of inventories recognized in cost of sales during the year were:

	2013	2012
	$	$
Finished goods	20,054,790	19,751,809
Write down of inventories	535,981	791,000

	20,590,771	20,542,809

7.	Nature of expenses

The following tables show the breakdown of expenses by nature for each function on the Consolidated Statement of Income and Total Comprehensive Income:

	2013	2012	2011
	$	$	$
Cost of sales
Employee - related expenses	1,960,400	2,118,955	2,175,999
Amortization of property and equipment, intangible assets and deferred charges	2,142,698	2,033,356	1,741,165
Other	27,020,313	25,659,738	20,516,642

	31,123,411	29,812,049	24,433,806

SkyWave Mobile Communications Inc.

Notes to the consolidated financial statements

Years ended December 31, 2013, 2012 and 2011

(U.S. dollars)

7.	Nature of expenses (continued)

	2013	2012	2011
	$	$	$
General and administrative
Employee - related expenses	1,266,426	1,345,496	1,812,983
Amortization of property and equipment, intangible assets and deferred charges	82,311	99,347	147,663
Other	927,052	1,035,348	475,039

	2,275,789	2,480,191	2,435,685

	2013	2012	2011
	$	$	$
Sales and marketing
Employee - related expenses	6,988,837	7,303,700	6,011,264
Amortization of property and equipment, intangible assets and deferred charges	394,365	413,267	233,128
Other	3,397,170	3,247,470	3,136,876

	10,780,372	10,964,437	9,381,268

	2013	2012	2011
	$	$	$
Engineering, research and development
Employee - related expenses	7,244,412	8,204,069	8,490,508
Amortization of property and equipment, intangible assets and deferred charges	653,099	654,163	481,214
Other	801,292	410,617	542,222

	8,698,803	9,268,849	9,513,944

8.	Related party transactions

During fiscal year ended December 31, 2013, the Company incurred $3,162,562 (2012 - $3,323,611; 2011 - $3,284,657) in consulting fees to directors and compensation to other key management personnel. Key management personnel are those persons having the authority and responsibility for planning directing and controlling activities of the Company, directly or indirectly. Other compensation provided to key management is as follows:

	2013	2012	2011
	$	$	$
Short-term employee benefits	156,708	145,727	144,115
Post-employment benefits	—	—	—
Other long-term benefits	—	—	—
Termination benefits	—	—	—
Share-based payments	360,795	253,503	365,181

	517,503	399,230	509,296

SkyWave Mobile Communications Inc.

Notes to the consolidated financial statements

Years ended December 31, 2013, 2012 and 2011

(U.S. dollars)

8.	Related party transactions (continued)

These transactions are in the normal course of operations and are measured at the exchange amount of consideration established and agreed by the related parties. At December 31, 2013, $957,353 (2012 - $997,395) of the consulting fees are included in accrued liabilities.

9.	Income taxes

	2013	2012
	$	$
Current tax expense	949	1,520
Deferred tax expense (recovery)	524,553	(6,013,119)

Income tax expense (recovery)	525,502	(6,011,599)

A reconciliation of the statutory income tax rate which is a composite of the Canadian federal and provincial rates, to the effective income tax rate is as follows:

	2013	2012
	$	$
Net income before taxes	5,491,734	1,919,260

Income tax expense calculated at 26.5%	1,455,310	508,604
Effect of expenses that are not deductible in determining taxable profit	141,365	46,512
Effect of recognition of previously unrecognized tax attributes	—	(5,612,743)
Effect of Ontario small business tax rate	(18,200)	(18,200)
Effect of recording non-refundable investment tax credits	(1,043,414)	(954,939)
Effect on deferred tax balances due to the change in deferred income tax rates from 25% to 26.5%	—	(75,300)
Other	(9,559)	94,467

Income tax expense (recovery)	525,502	(6,011,599)

SkyWave Mobile Communications Inc.

Notes to the consolidated financial statements

Years ended December 31, 2013, 2012 and 2011

(U.S. dollars)

9.	Income taxes (continued)

The tax effects of temporary differences between the carrying amounts of assets and liabilities for accounting purposes and the amounts used for tax purposes are presented below:

	2013	2012
	$	$
Deferred tax assets
Reserves	318,709	332,600
Research and development expenditure pool	1,009,466	2,610,585
Financing charges	3,174	10,791
Airtime liability recorded	179,293	386,941
Federal investment tax credits	3,485,236	2,888,480
Provincial research and development tax credits	2,042,860	1,629,769

Total deferred tax assets	7,038,738	7,859,166

Deferred tax liabilities
Federal investment tax credits	(291,513)	(293,435)
Provincial research and development tax credits	(33,568)	(34,566)
Capital assets	(1,225,091)	(1,500,046)

Total deferred tax liabilities	(1,550,172)	(1,828,047)

Net deferred tax assets	5,488,566	6,031,119

Losses and tax credits

During fiscal 2013, the Company has recorded refundable investment tax credits in the amount of $1,199,972 (2012 - $1,325,847; 2011 - $1,262,214) as a reduction of engineering, research and development expense.

At December 31, 2013, the Company has undeducted research and development expenditures of $2,674,268. These expenditures are available for future deductions against Canadian federal and provincial taxable income and have no expiry.

The Company has $4,741,817 of federal investment tax credits, which are available to offset future federal income taxes payable. These credits commence to expire in 2025.

In addition, the Company has $2,042,860 of provincial tax credits available to offset future provincial income taxes payable. These credits commence to expire in 2028.

Investment in subsidiaries

As at December 31, 2013, the Company had temporary differences of $30,300 associated with investments in subsidiaries for which no deferred tax liabilities have been recognized, as the Company is able to control the timing of the reversal of these temporary differences and it is not probable that these differences will reverse in the foreseeable future.

SkyWave Mobile Communications Inc.

Notes to the consolidated financial statements

Years ended December 31, 2013, 2012 and 2011

(U.S. dollars)

10.	Airtime credits payable

On July 1, 2009, the Company acquired certain assets from TransCore Link Logistics Corporation (“TransCore”) under an Asset Purchase Agreement dated March 31, 2009. The total purchase price was $15.2 million including cash consideration and acquisition costs of $10,607,508 and deferred airtime credits to be provided to TransCore with an estimated fair value of $4,604,015.

These airtime credits gave TransCore the right to earn airtime credits for use of SkyWave’s services on a quarterly basis until December 31, 2014. The actual amount of airtime credits earned was to be based on actual quantities of SkyWave’s services purchased by TransCore over this period. The estimated liability accretes interest at 20.2%. The Company periodically revises its estimate of the expected timing of future cash outflows related to this obligation and any adjustments to the estimated liability for deferred airtime credits are accounted for in the period in which the estimate is revised with the adjustment recorded in the Statement of Income and Total Comprehensive Income. During 2013 the estimate was revised and the balance was reduced by $172,274 (2012 - decreased by $449,443; 2011 - decreased by $1,392,771)).

Details of the airtime credits payable are as follows:

	2013	2012
	$	$
Airtime credits payable, beginning of year	1,856,306	2,963,033
Payments	(921,938)	(1,051,955)
Accreted interest	240,567	394,671
Adjustment	(172,274)	(449,443)

Airtime credits payable, end of year	1,002,661	1,856,306
Current	(806,710)	(890,812)

Long term	195,951	965,494

11.	Amounts receivable

Amounts receivable consist of the following:

	2013	2012
	$	$
Accounts receivable	14,306,761	13,867,323
Allowance for doubtful accounts	(321,105)	(321,105)
Other receivables	738,645	651,609

	14,724,301	14,197,827

Movement in the allowance for doubtful accounts is as follows:

	2013	2012
	$	$
Balance at the beginning of the period	(321,105)	(321,105)
Change in provision	(146,939)	(53,723)
Receivables balances recovered	(23,619)	(2,584)
Receivables balances written-off	170,558	56,307

	(321,105)	(321,105)

SkyWave Mobile Communications Inc.

Notes to the consolidated financial statements

Years ended December 31, 2013, 2012 and 2011

(U.S. dollars)

12.	Financial instruments

Foreign currency risk

There is a risk to the Company’s earnings that arises from fluctuations in foreign exchange rates and the degree of volatility of these rates. The Company’s financial results are measured and reported in U.S. dollars. The Company’s exposure to foreign currency risk is primarily related to fluctuations in the value of the Canadian dollar relative to that of the U.S. dollar since the Company’s directly associated costs generally occur in Canadian dollars. The Company uses forward exchange contracts in its management of foreign currency exposures. These contracts require the Company to sell U.S. dollars for Canadian dollars at contractual rates. As of December 31, 2013, the Company has in forward exchange contracts outstanding $15,300,000 (2012 - $13,200,000). The Company recorded a loss of $130,289 (2012 a gain of $109,761; 2011 a loss of $309,918) representing the fair value of the forward exchange contracts as at December 31, 2013. This amount is included in accounts payable on the consolidated Statement of Financial Position. During the year the foreign exchange gain (loss) recognized in the Statement of Income and Total Comprehensive Income was $271,868 (2012 - $296,971; 2011 - $136,372).

Credit risk

The Company is exposed to credit risk in the event of non-performance by counterparties but mitigates this risk by dealing only with financially sound counterparties and, accordingly, does not anticipate loss for non-performance.

The Company’s diverse customer base includes certain large end-user customers who may dominate the Company’s revenue in a given period, which can result in a concentration of credit risk at the end of a reporting period. The Company has credit evaluation, approval and monitoring processes to mitigate potential credit risks. Anticipated bad debt loss has been provided for in the allowance for doubtful accounts which is based on historical trends, amounts past due, and other information indicating a customer has collection risk. The aging of accounts receivable at the reporting date was as follows:

	2013	2012
	$	$
Current	7,624,652	7,266,141
Past due (1 - 30 Days)	2,999,701	2,527,815
Past due (31 - 60 Days)	1,583,941	1,701,512
Past due (> 60 Days)	2,098,467	2,371,855

	14,306,761	13,867,323
Allowance	(321,105)	(321,105)

	13,985,656	13,546,218

The Company’s maximum exposure to credit risk is the sum of the cash and cash equivalents, amounts receivable and long-term receivable and as at December 31, 2013 is $51,501,441 (2012 - $43,956,128).

Concentration risk

Management determines concentration risk through regular review of areas such as customer, vendor and geographic characteristics within all financial instruments.

As at December 31, 2013, two companies with greater than 10% concentration in accounts receivable accounted for 45% of the Company’s total accounts receivable (2012 - one company accounted for 30%).

For fiscal 2013 and 2012, the Company had three customers that accounted for greater than 10% of revenue for a total of 45% during the year ended December 31, 2013 (2012 - two customers accounted for 31%). For fiscal 2011, the Company had two customers that accounted for greater than 10% of revenue for a total of 33%.

SkyWave Mobile Communications Inc.

Notes to the consolidated financial statements

Years ended December 31, 2013, 2012 and 2011

(U.S. dollars)

12.	Financial instruments (continued)

Liquidity risk

Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they fall due. The Company’s objective is to maintain a strong capital base so as to maintain investor, creditor and market confidence and to sustain future development of the business and provide the ability to continue as a going concern. Management defines capital as the Company’s shareholders’ equity.

In addition to the commitments disclosed in Note 24 the Company is obligated to the following contractual maturities of undiscounted cash flows:

	Carrying	Contractual		Years
	amount	cash flows	1	1 - 3	4 - 5	After 5
	$	$	$	$	$	$
Accounts payable and accrued liabilities	9,590,111	9,590,111	9,590,111	—	—	—
Airtime credits payable	1,002,661	1,086,230	875,693	210,537	—	—
Loan payable	2,557,270	3,705,142	264,617	529,234	529,234	2,382,057

Total	13,150,042	14,381,483	10,730,421	739,771	529,234	2,382,057

Fair value

The carrying value of amounts receivable and accounts payable and accrued liabilities approximate their fair values due to the relatively short-term to maturity.

Financial instruments recorded at fair value in the consolidated Statement of Financial Position are classified using a hierarchy that reflects the significance of the inputs used in making the measurements. Cash and cash equivalents are designated as Level 1. Fair value of forward exchange contracts reflects the cash flows due to or from the Company if the settlement had taken place on December 31, 2013 and is estimated by using quoted rates in an active market (Level 2).

Fair value of the warrant liability is determined using the Black-Scholes model using inputs for the asset or liability that are not based on observable market data (unobservable inputs) (Level 3). During the year the liability decreased by $41,539 (2012 - $38,856) due to the revaluation of the warrants. This change is recorded in other income/expense in the Statement of Income and Total Comprehensive Income. The fair value of the warrants was based on an estimate of the fair value of the common shares and the following assumptions:

	2013	2012	2011
Expected warrant life	8 Years	9 years	10 years
Volatility	47%	57%	61%
Risk free interest rate	2.72%	1.82%	1.96%
Dividend yield	NIL	NIL	NIL

SkyWave Mobile Communications Inc.

Notes to the consolidated financial statements

Years ended December 31, 2013, 2012 and 2011

(U.S. dollars)

13.	Long-term receivable

On June 30, 2009, the Company entered into an arrangement with Inmarsat Canada Holdings Inc., (“Inmarsat”), a subsidiary of Inmarsat Global Limited, pursuant to which Inmarsat became a shareholder of SkyWave and Inmarsat Global a seller of on-demand spectrum to SkyWave. As part of the purchase consideration, SkyWave earns the right to a maximum of $12,800,000 of airtime credits for use of Inmarsat Global’s services for a period of five years ending June 30, 2014. The amount of airtime credits earned is based on actual quantities of Inmarsat services purchased by SkyWave, subject to annual maximums. Unused credits in a given year will carry forward in full. The $12,800,000 nominal value receivable was discounted at 20.2% to yield an acquisition date fair value of $9,059,920 which will accrete interest at 20.2% and be drawn down as airtime services are used by SkyWave. Details of the receivable as at and for the years ended December 31 are as follows:

	2013	2012
	$	$
Receivable balance, beginning of year	1,984,488	3,812,970
Accreted interest	198,785	366,358
Payments received	(1,100,000)	(2,194,840)

Receivable, end of year	1,083,273	1,984,488
Current portion	(1,083,273)	(1,083,263)

	—	901,225

During the year, term contracts were entered into with customers in which a portion of their hardware payment was deferred over the term of the contact. The current portion of the deferred amount is included in amounts receivable.

Overall total long-term receivables are as follows.

	2013	2012
	$	$
Long-term balance, Inmarsat Canada Holdings Inc.	—	901,225
Long-term balance, term receivables	463,475	153,530

Long-term balance, end of year	463,475	1,054,755

14.	Property and equipment

	Balance at			Balance at
	December 31,			December 31,
Cost	2012	Additions	Disposals	2013
	$	$	$	$
Access control and signal equipment (IsatM2M)	1,686,073	—	—	1,686,073
Access control and signal equipment (IsatDataPro)	1,471,202	—	—	1,471,202
Access control and signal equipment (DGS)	7,910	—	—	7,910
Computer equipment	2,622,111	264,210	(58,785)	2,827,536
Leasehold improvements	1,984,584	12,098	—	1,996,682
Office furniture	555,439	—	—	555,439
Production equipment	1,815,130	76,390	—	1,891,520
Research and development equipment	888,770	67,565	—	956,335

	11,031,219	420,263	(58,785)	11,392,697

SkyWave Mobile Communications Inc.

Notes to the consolidated financial statements

Years ended December 31, 2013, 2012 and 2011

(U.S. dollars)

14.	Property and equipment (continued)

	Balance at			Balance at
	December 31,			December 31,
Cost	2011	Additions	Disposals	2012
	$	$	$	$
Access control and signal equipment (IsatM2M)	1,495,112	190,961	—	1,686,073
Access control and signal equipment (IsatDataPro)	1,421,613	49,589	—	1,471,202
Access control and signal equipment (DGS)	7,910	—	—	7,910
Computer equipment	2,183,896	694,758	(256,543)	2,622,111
Leasehold improvements	2,323,784	289,661	(628,861)	1,984,584
Office furniture	390,431	178,185	(13,177)	555,439
Production equipment	1,531,336	333,795	(50,001)	1,815,130
Research and development equipment	865,207	182,205	(158,642)	888,770

	10,219,289	1,919,154	(1,107,224)	11,031,219

	Balance at			Balance at
	December 31,			December 31,
Amortization	2012	Additions	Disposals	2013
	$	$	$	$
Access control and signal equipment (IsatM2M)	(997,172)	(138,685)	—	(1,135,857)
Access control and signal equipment (IsatDataPro)	(135,273)	(98,080)	—	(233,353)
Access control and signal equipment (DGS)	(1,413)	(1,299)	—	(2,712)
Computer equipment	(1,760,731)	(547,183)	52,253	(2,255,661)
Leasehold improvements	(178,384)	(200,153)	—	(378,537)
Office furniture	(360,922)	(71,054)	—	(431,976)
Production equipment	(1,263,480)	(207,355)	—	(1,470,835)
Research and development equipment	(537,358)	(238,399)	—	(775,757)

	(5,234,733)	(1,502,208)	52,253	(6,684,688)

	Balance at			Balance at
	December 31,			December 31,
Amortization	2011	Additions	Disposals	2012
	$	$	$	$
Access control and signal equipment (IsatM2M)	(885,240)	(111,932)	—	(997,172)
Access control and signal equipment (IsatDataPro)	(39,403)	(95,870)	—	(135,273)
Access control and signal equipment (DGS)	(283)	(1,130)	—	(1,413)
Computer equipment	(1,506,097)	(508,712)	254,078	(1,760,731)
Leasehold improvements	(623,724)	(182,191)	627,531	(178,384)
Office furniture	(295,628)	(76,901)	11,607	(360,922)
Production equipment	(1,119,536)	(180,305)	36,361	(1,263,480)
Research and development equipment	(491,809)	(204,192)	158,643	(537,358)

	(4,961,720)	(1,361,233)	1,088,220	(5,234,733)

SkyWave Mobile Communications Inc.

Notes to the consolidated financial statements

Years ended December 31, 2013, 2012 and 2011

(U.S. dollars)

14.	Property and equipment (continued)

	2013	2012
	$	$
Carrying amount
Access control and signal equipment (IsatM2M)	550,216	688,901
Access control and signal equipment (IsatDataPro)	1,237,849	1,335,929
Access control and signal equipment (DGS)	5,198	6,497
Computer equipment	571,875	861,380
Leasehold improvements	1,618,145	1,806,200
Office furniture	123,463	194,517
Production equipment	420,685	551,650
Research and development equipment	180,578	351,412

	4,708,009	5,796,486

15.	Intangible assets

	Balance at		Balance at
	December 31,		December 31,
Cost	2012	Additions	2013
	$	$	$
Customer base	3,992,583	—	3,992,583
License costs	191,109	—	191,109
Business softeware and licenses	1,125,544	23,687	1,149,231
Satellite network system (IsatM2M)	1,591,748	48,368	1,640,116
Satellite network system (DGS)	5,639,772	276,944	5,916,716
Satellite network system (IsatDataPro)	3,605,595	—	3,605,595

	16,146,351	348,999	16,495,350

	Balance at		Balance at
	December 31,		December 31,
Cost	2011	Additions	2012
	$	$	$
Customer base	3,992,583	—	3,992,583
License costs	191,109	—	191,109
Business softeware and licenses	817,613	307,931	1,125,544
Satellite network system (IsatM2M)	1,542,597	49,151	1,591,748
Satellite network system (DGS)	5,355,000	284,772	5,639,772
Satellite network system (IsatDataPro)	3,637,283	(31,688)	3,605,595

	15,536,185	610,166	16,146,351

SkyWave Mobile Communications Inc.

Notes to the consolidated financial statements

Years ended December 31, 2013, 2012 and 2011

(U.S. dollars)

15.	Intangible assets (continued)

	Balance at		Balance at
	December 31,		December 31,
Amortization	2012	Additions	2013
	$	$	$
Customer base	(2,091,583)	(543,143)	(2,634,726)
License costs	(191,109)	—	(191,109)
Business softeware and licenses	(739,509)	(216,812)	(956,321)
Satellite network system (IsatM2M)	(1,016,858)	(115,784)	(1,132,642)
Satellite network system (DGS)	(2,349,642)	(654,063)	(3,003,705)
Satellite network system (IsatDataPro)	(344,893)	(240,373)	(585,266)

	(6,733,594)	(1,770,175)	(8,503,769)

	Balance at		Balance at
	December 31,		December 31,
Amortization	2011	Additions	2012
	$	$	$
Customer base	(1,548,440)	(543,143)	(2,091,583)
License costs	(174,570)	(16,539)	(191,109)
Business softeware and licenses	(411,065)	(328,444)	(739,509)
Satellite network system (IsatM2M)	(908,902)	(107,956)	(1,016,858)
Satellite network system (DGS)	(1,748,571)	(601,071)	(2,349,642)
Satellite network system (IsatDataPro)	(103,288)	(241,605)	(344,893)

	(4,894,836)	(1,838,758)	(6,733,594)

	2013	2012
	$	$
Carrying amount
Customer base	1,357,857	1,901,000
License costs	—	—
Business softeware and licenses	192,910	386,035
Satellite network system (IsatM2M)	507,474	574,890
Satellite network system (DGS)	2,913,011	3,290,130
Satellite network system (IsatDataPro)	3,020,329	3,260,702

	7,991,581	9,412,757

16.	Other assets

The Company has a letter of credit for $616,536 (2012 - $659,094) to its landlord to secure its obligations under the terms of the lease for its facilities. Under the terms of the lease the Company is required to maintain this letter of credit for the first three years of the term of the lease which commenced February 1, 2012. Provided the Company has fulfilled its obligations under the lease agreement with the Landlord, the Company will be absolved of its obligation to provide a letter of credit after the third anniversary of the lease start date.

The Company has delivered other letters of credit totaling $56,327 (2012 - $60,215) to secure obligations under the terms of certain leases and service agreements entered into by the Company.

SkyWave Mobile Communications Inc.

Notes to the consolidated financial statements

Years ended December 31, 2013, 2012 and 2011

(U.S. dollars)

16.	Other assets (continued)

The Company has set aside funds of $672,863 (2012 - $719,309) to cover these letters of credit by purchasing guaranteed investment certificates with Royal Bank of Canada. This investment is included in other assets. Interest on the investment has been accrued and included in other receivables.

Other assets also include $113,424 (2012 - $152,107) owing from the landlord to be recovered at the end of the lease.

17.	Provisions

Onerous contract

In 2012, the Company concluded that it would vacate one of its leased facilities. The lease has expired, however as part of the lease agreement the Company is liable to bring the condition of the leased facility back to the condition in which it was originally entered. As a result there is a provision for the lease obligation and repairs.

Warranties

The Company offers a warranty package that covers products for a range of periods up to twenty-five months. The provision for potential warranty obligations are recognized at the date of sale of the related products at the Company’s best estimate of the expenditure required to settle the Company’s obligations. The provision is based on historical experience.

	Onerous
	contract	Warranties	Total
	$	$	$
Balance at the beginning of the year	200,293	506,855	707,148
Change in provision	—	86,155	86,155
Incurred during the year	(101,668)	(40,525)	(142,193)

Balance at the end of the year	98,625	552,485	651,110

18.	Government contributions

Strategic Aerospace & Defence Initiative (SADI)

In March 2009, the Company entered into an agreement (“the Agreement”) with the Canadian Federal Minister of Industry (the Minister) through the Strategic Aerospace & Defence Initiative (SADI) whereby the Minister will provide funding of 30% of eligible spending related to the research and development of Aerospace & Defence technology development projects to a maximum funding amount of CDN$3,127,200 for eligible costs starting from June 16, 2008 up to and including December 30, 2011. Total funding received as of December 30, 2013 was CDN $3,127,200 (2012 - $3,127,000). The funding bears interest at below market rates and repayment is established at CDN$281,448 per year over a period of 15 years starting in 2013 and ending in 2027. The difference between the current balance of $2,557,270 and the CDN$3,127,200 is the proceeds received less repayments, the adjustment to the functional currency and the fair value adjustment of the loan which has been recorded in the Statement of Income and Total Comprehensive Income as a reduction of research and development expenses.

19.	Warrant liability

The holder of the warrants is entitled to purchase 625,271 common shares at an exercise price of CDN$0.79. The warrants expire at the later of November 29, 2015 and the fifth anniversary of the closing of an IPO. Since the exercise price is denominated in a currency other than the Company’s functional currency they are accounted for as a derivative liability and are marked to market each period (see Note 12).

SkyWave Mobile Communications Inc.

Notes to the consolidated financial statements

Years ended December 31, 2013, 2012 and 2011

(U.S. dollars)

20.	Lease inducement

In fiscal 2012, the Company entered into a lease agreement which included an arrangement for the lessor to provide $1,301,262 in leasehold improvements. The leasehold inducement is amortized on a straight-line basis over the term of the lease. The balance at year end was $1,059,898 (2012 - $1,185,828) and is included in deferred leasing costs. The inducement is reduced through equal monthly payments included in the basic rent. The Company is liable to repay the leasehold inducement in the event the lease is terminated early. The leasehold improvements have been capitalized and will be amortized over their useful lives. The lease expires May 31, 2022.

21.	Credit facility

The Company has a credit facility available which provides a revolving demand facility by way of bank loans and letters of guarantee in the amount of CDN$2,000,000 (2012 - CDN$2,000,000). Borrowings under this facility bear interest at prime plus 0.65% per annum. The borrowing limit is based on the Company’s trade accounts receivable, investment tax credits receivable and inventory. The loan is secured by a general security agreement, cash collateral agreement and inter-creditor agreement between the Bank, the Company and a secured creditor. At year end, the Company had not drawn on the credit facility (2012 - $NIL).

22.	Share capital

Authorized

Unlimited number of common shares

Unlimited number of Class A preferred shares, issuable in series, voting, convertible to common shares on a 1:1 basis at any time and with additional benefits on certain liquidation events

Changes to share capital in 2013 are as follows:

	2013		2012
	Number	Amount	Number	Amount
		$		$
Common shares
Balance, beginning of year	61,241,852	82,764,661	61,070,852	82,738,642
Options exercised	114,425	22,223	171,000	26,019

Balance, end of year	61,356,277	82,786,884	61,241,852	82,764,661

Stock option plan

The Company’s 2009 Employee Stock Option Plan (the “Plan”) provides for the granting of options to employees, directors and consultants to acquire common shares of the Company. The Plan, as of the year ended December 2013, provides for the purchase of 10,280,000 (2012 - 10,280,000) common shares. Options granted under the Plan vest in equal annual amounts over a four-year period beginning one year after the date of issue. Certain grants under the Plan have been exempt from the four-year vesting provisions and have received board approval for immediate vesting. Options issued under the Plan expire seven years after issue.

SkyWave Mobile Communications Inc.

Notes to the consolidated financial statements

Years ended December 31, 2013, 2012 and 2011

(U.S. dollars)

22.	Share capital (continued)

Stock option plan (continued)

The status of outstanding options at 2013 and 2012 is as follows:

	2013		2012
		Weighted		Weighted
		average		average
		exercise		exercise
	Options	price	Options	price
		$		$
Outstanding, beginning of year	5,307,383	1.30	4,793,270	1.22
Granted	419,340	1.52	775,301	1.52
Exercised	(114,425)	0.13	(171,000)	0.10
Forfeited, expired, and cancelled	(149,000)	1.34	(90,188)	1.42

Options outstanding, end of year	5,463,298	1.34	5,307,383	1.30

Options exercisable, end of year	4,317,982	1.29	3,533,223	1.19

The following tables summarize information concerning stock options outstanding at December 31, 2013.

		Options outstanding		Options exercisable
		Weighted
	Number	average	Weighted	Number	Weighted
Range of	outstanding at	remaining	average	exercisable at	average
Exercise	December 31,	contractual	exercise	December 31,	exercise
price	2013	life (years)	price	2013	price
$			$		$
1.52	4,595,420	3.42	1.52	3,450,104	1.52
0.53	38,000	1.72	0.53	38,000	0.53
0.40	783,878	1.17	0.40	783,878	0.40
0.34	26,000	0.71	0.34	26,000	0.34
0.24	20,000	0.23	0.24	20,000	0.24

0.24 - 1.52	5,463,298	3.06	1.34	4,317,982	1.29

SkyWave Mobile Communications Inc.

Notes to the consolidated financial statements

Years ended December 31, 2013, 2012 and 2011

(U.S. dollars)

22.	Share capital (continued)

Stock option plan (continued)

		Options outstanding		Options exercisable
		Weighted
	Number	average	Weighted	Number	Weighted
Range of	outstanding at	remaining	average	exercisable at	average
Exercise	December 31,	contractual	exercise	December 31,	exercise
price	2012	life (years)	price	2012	price
$			$		$
1.52	4,304,580	4.14	1.52	2,530,420	1.52
0.53	42,000	2.72	0.53	42,000	0.53
0.40	783,878	2.17	0.40	783,878	0.40
0.34	27,000	1.71	0.34	27,000	0.34
0.24	42,500	1.06	0.24	42,500	0.24
0.9	107,425	1.43	0.90	107,425	0.09

0.24-1.52	5,307,383	3.74	1.30	3,533,223	1.19

The Company is required to record compensation expense for stock options granted to employees. Compensation expense is measured at fair value at the date of grant and expensed over the award’s vesting period. Stock-based compensation expense for employees during fiscal 2013 was $271,457 (2012 - $355,631; 2011 - $532,407).

During the year ended December 31, 2013, 135,256 options were granted to employees with an estimated fair value of $0.74, and 284,084 options were granted to employees with an estimated fair value of $0.79 (2012 - 453,801 options at $0.74, 21,500 options at $0.72). The fair value of these options has been determined using the Black-Scholes option pricing model based on the estimated fair value of the common shares on the date of grant and the following assumptions:

	2013		2012
	$		$
Fair value of option	0.79	0.74	0.74	0.72

Expected option life	7.00	7.00	7.00	7.00
Volatility	49%	46%	46%	46%
Risk free interest rate	2.21%	1.56%	1.55%	1.72%
Dividend yield	0%	0%	0%	0%
Forfeitures	25%	25%	25%	25%

Volatility is determined using industry comparatives for companies in a similar market over a 7-year period.

During fiscal 2013, the Company recorded a compensation expense for non-employees of $144,777 (2012 - $62,206; 2011 - $31,227). The number of stock options granted to non-employees during fiscal 2013 was NIL (2012 - 300,000).

Share-based reserve

During fiscal 2013, share-based reserve increased by $408,764 (2012 - $408,933) representing the Company’s charge for stock-based compensation and adjustment for shares exercised in the year.

SkyWave Mobile Communications Inc.

Notes to the consolidated financial statements

Years ended December 31, 2013, 2012 and 2011

(U.S. dollars)

23.	Supplemental disclosure of cash flow information

Changes in non-cash working capital items were comprised of the following:

	2013	2012	2011
	$	$	$
Amounts receivable	(898,745)	(2,944,884)	(743,075)
Investment tax credits receivable	27,242	388,856	969,699
Inventories	(11,634)	667,144	(1,084,972)
Prepaid expenses	(39,808)	(109,440)	(47,064)
Accounts payable and accrued liabilities	377,576	(344,592)	108,973
Provisions	(101,668)	(292,364)	492,657
Deferred revenue	(252,548)	(131,006)	(1,064)

	(899,585)	(2,766,286)	(304,846)

24.	Guarantee and commitments

Operating leases

In the normal course of business, the Company entered into lease agreements for facilities. As the lessee, the Company agreed to indemnify the lessors for liabilities that may arise from the use of the leased facilities. The maximum amount potentially payable under the foregoing indemnity cannot be reasonably estimated. The Company has liability insurance that relates to the indemnification described above. Historically, the Company has not made any significant payments related to the above-noted guarantee and indemnity and accordingly, no liability has been accrued in the financial statements.

The Company has committed to operating leases for office space in Canada for a term of 10 years and Hong Kong for a term of two years, both commencing in 2012. Rent expense for 2013 was $1,171,016 (2012 - $1,383,814; 2011 - $1,389,503).

The Company is committed to minimum annual payments under operating leases for office space and other commitments as follows:

$
2014	1,349,015
2015-2018	5,442,925
Thereafter	4,798,487

Total	11,590,427

A sublease was entered into during fiscal 2013 which ends in October 2014. Total sub-lease payments received in the year were $35,022. Future payments expected to be received in 2014 are $70,044.

25.	Subsequent event

On October 30, 2014, the Company repaid the Strategic Aerospace & Defence Initiative (SADI) loan in full. The accreted carrying amount of the loan on October 30, 2014 was $2,298,186 and the amount repaid represented the contractual value of $3,277,611. The difference between the amount repaid and the carrying amount of $979,425 will be recorded as interest expense in the Statement of Income and Total Comprehensive Income.

On November 1, 2014, ORBCOMM Inc. and a subsidiary of ORBCOMM Inc. entered into an arrangement agreement with the Company to acquire 100% of the outstanding shares of the Company for a total consideration of $130 million, subject to certain adjustments, on a cash-free debt-free basis. Of the $130 million consideration, $7.5 million is payable to Inmarsat in the form of a promissory note in exchange for a portion of its interest in the Company. The arrangement agreement is binding but closing is subject to approvals as required under federal, state, provincial and telecommunication laws. Prior to the closing of the acquisition, all options (Note 22) will become fully vested and exercisable and any options not exercised will be cancelled. In addition, the warrants (Note 19) shall be exercised or otherwise cancelled upon payment of an amount from the Company’s available funds such that there are no warrants outstanding at the time of the acquisition.